Prudential Short-Term Corporate Bond Fund, Inc.
Annual period ending 12/31/14
File No. 811-5594


SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders

Results of Proxy Voting (Unaudited)

At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Short-Term Corporate Bond Fund, Inc. (the "Fund") approved the following proposal:

To elect twelve Directors:

                   SHARES VOTED        % OF VOTED         % OF TOTAL

(a) Ellen S. Alberding;

FOR            769,827,906.860          98.705%             89.724%
WITHHELD        10,102,252.860           1.295%              1.177%


(b) Kevin J. Bannon;

FOR            770,331,252.742          98.770%             89.783%
WITHHELD         9,598,906.978           1.230%              1.118%


(c) Linda W. Bynoe;

FOR           769,960,465.834           98.722%             89.740%
WITHHELD        9,969,693.886            1.278%              1.161%


(d) Keith F. Hartstein;

FOR           770,170,890.108           98.749%             89.764%
WITHHELD        9,759,269.612            1.251%              1.137%


(e) Michael S. Hyland;

FOR         769,774,047.866            98.698%              89.718%
WITHHELD     10,156,111.854             1.302%               1.183%

(f) Stephen P. Munn;

FOR        769,751,888.697             98.695%               89.715%
WITHHELD    10,178,271.023              1.305%                1.186%

(g) James E. Quinn;

FOR        770,148,587.162            98.746%               89.761%
WITHHELD     9,781,572.558             1.254%                1.140%


(h) Richard A. Redeker;

FOR            769,825,939.329           98.705%         89.724%
WITHHELD        10,104,220.391            1.295%          1.177%


(i) Stephen G. Stoneburn;
FOR           769,716,011.494            98.691%         89.711%
WITHHELD       10,214,148.226             1.309%          1.190%

(j) Stuart S. Parker;

FOR          770,351,471.207             98.772%         89.785%
WITHHELD       9,578,688.513              1.228%          1.116%


(k) Scott E. Benjamin; and

FOR          770,361,651.086           98.774%          89.786%
WITHHELD       9,568,508.634            1.226%           1.115%


(l) Grace C. Torres.

FOR         769,931,115.972            98.718%          89.736%
WITHHELD      9,999,043.748             1.282%           1.165%


The special meeting of shareholders of the Fund held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014 and
January 9, 2015, to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on January 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.




                   SHARES VOTED      % OF VOTED   % OF TOTAL
FOR               284,341,754.847    36.381%      33.140%
AGAINST            10,940,139.493     1.400%       1.275%
ABSTAIN             6,317,461.767     0.808%       0.736%
BROKER NON-VOTE   479,972,241.471    61.411%      55.941%

TOTAL             781,571,597.578   100.000%      91.092%


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


                   SHARES VOTED      % OF VOTED   % OF TOTAL
FOR               174,485,221.829     22.325%      20.336%
AGAINST           119,515,918.450     15.292%      13.930%
ABSTAIN             7,598,216.328      0.972%       0.885%
BROKER NON-VOTE   479,972,240.971     61.411%      55.941%

TOTAL             781,571,597.578    100.000%      91.092%